SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 11

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $ 3,974
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $   776
              Class C                        $   548
              Class R                        $     4
              Investor Class                 $   264
              Institutional Class            $    26

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1679
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.0894
              Class C                        $000.0894
              Class R                        $000.1488
              Investor Class                 $000.1802
              Institutional Class            $000.2345

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                          28,301
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                           9,263
              Class C                           6,932
              Class R                              65
              Investor Class                    1,467
              Institutional Class                 217

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $   23.96
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  24.04
              Class C                        $  23.99
              Class R                        $  23.96
              Investor Class                 $  23.94
              Institutional Class            $  23.97